UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 29, 2017

RENNOVA HEALTH, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-35141	68-0370244
(Commission File Number)	(I.R.S. Employer Identification No.)

400 S. Australian Avenue, Suite 800, West Palm Beach, Florida	33401
(Address of Principal Executive Offices)	(Zip Code)

(561) 855-1626
(Registrant’s Telephone Number, Including Area Code)

___________________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.       Entry into a Material Definitive Agreement

On January 29, 2017, Rennova Health Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the accredited investors party thereto. Pursuant to the Purchase Agreement, the Company has agreed to issue $1,590,000 aggregate principal amount of Original Issue Discount Convertible Debentures due three months from the date of issuance (the “Debentures”) and warrants to purchase an aggregate of 3,000,000 shares of common stock (the “Warrants”), for a purchase price of $1,500,000. The closing of the offering is anticipated to occur on or about February 2, 2017 and is subject to, among other things, customary closing conditions.

The Debentures will be convertible at a conversion price of $0.086 per share (subject to adjustment). In the event the Debentures are outstanding after the maturity date, the conversion price shall be reduced to $0.0531 per share (subject to adjustment). Holders of Debentures are prohibited from converting Debentures into shares of the Company’s common stock if, as a result of such conversion, the holder, together with its affiliates, would own more than 4.99% of the total number of shares of the Company’s common stock then issued and outstanding. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days after such notice to the Company.

The Purchase Agreement provides that, for a one-year period after the issuance of the Debentures, the purchasers shall have the right to participate in any issuance by the Company of common stock or common stock equivalents for cash consideration, indebtedness or a combination of units thereof, with certain exceptions (a “Subsequent Financing”). Also, until the date when the purchasers no longer hold any Debentures, in the event the Company undertakes or enters into an agreement to undertake a Subsequent Financing, a purchaser may elect to exchange all or some of its Debentures (but not including any Warrants) for any securities or units issued in such Subsequent Financing on a $0.80 principal amount of Debenture for $1.00 new subscription amount basis based on the outstanding principal amount of such Debenture (along with any accrued but unpaid interest, liquidated damages and other amounts owing thereon); provided, however, in the event the purchasers purchase 100% of such Subsequent Financing, then the exchange factor is $1.00 for $1.00.

The Warrants will be exercisable into shares of the Company’s common stock at any time after six months from the closing of the Purchase Agreement at an exercise price of $0.086 per common share. The Warrants will terminate five years after they become exercisable.

The Debentures will be guaranteed by substantially all of the subsidiaries of the Company pursuant to a Subsidiary Guarantee.

The Purchase Agreement may be terminated by any purchaser, as to such purchaser’s obligations only, if the closing of the Purchase Agreement has not been consummated by February 6, 2017; provided, however, that such termination will not affect the right of any party to sue for any breach by any other party (or parties).

The issuance of the Debentures and the Warrants will be exempt from the registration requirements of the Securities Act of 1933, as amended, in accordance with Section 4(2) thereof, as a transaction by an issuer not making a public offering.

The foregoing description of the Purchase Agreement, the Debentures, the Warrants, and the Subsidiary Guarantee are summaries, and all qualified by reference to such documents, which are attached hereto as Exhibits 10.122, 10.123, 10.124 and 10.125, respectively.

Item 3.02        Unregistered Sales of Equity Securities

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

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Item 9.01.       Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Exhibit Description

10.122	Securities Purchase Agreement, dated as of January 29, 2017, between Rennova Health, Inc. and each purchaser identified on the signature pages thereto.
10.123	Form of Original Issue Discount Convertible Debenture (incorporated by reference to Exhibit A to Exhibit 10.122)
10.124	Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit C to Exhibit 10.122)
10.125	Form of Subsidiary Guarantee (incorporated by reference to Exhibit E to Exhibit 10.122)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 30, 2017	RENNOVA HEALTH, INC.

By: /s/ Seamus Lagan
Seamus Lagan
Chief Executive Officer
(principal executive officer)

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EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.122	Securities Purchase Agreement, dated as of January 29, 2017, between Rennova Health, Inc. and each purchaser identified on the signature pages thereto.
10.123	Form of Original Issue Discount Convertible Debenture (incorporated by reference to Exhibit A to Exhibit 10.122)
10.124	Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit C to Exhibit 10.122)
10.125	Form of Subsidiary Guarantee (incorporated by reference to Exhibit E to Exhibit 10.122)

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